Exhibit 5.1

[On Slaughter and May headed notepaper]

20 July 2005

The Directors
Royal Dutch Shell plc
Shell Centre	Our reference
London	MJXT
SE1 7NA	Direct line
020 7090 3445

Dear Sirs,

Registration Statement on Form F-3 of Royal Dutch Shell plc dated 20 July 2005 (the “Registration Statement”)

We have acted as legal advisers to Royal Dutch Shell plc (the “Company”) as to English law in connection with the proposed registration under the United States Securities Act of 1933 (as amended) (the “Securities Act”) of (i) debt securities (the “Guaranteed Debt Securities”) of Shell International Finance B.V. (“Shell Finance”), unconditionally guaranteed by the Company as to the payment of principal, premium (if any) and interest, (ii) debt securities of the Company (the “RDS Debt Securities” and, together with the Guaranteed Debt Securities, the “Debt Securities”), (iii) debt warrants of the Company (the “Debt Warrants”), (iv) equity warrants of the Company (the “Equity Warrants” and, together with the Debt Warrants, the “Warrants”) and (v) Class A and Class B ordinary shares of the Company with a nominal value of €0.07 per share (the “Shares”). We have taken instructions solely from the Company.

This opinion is delivered in connection with the Registration Statement to be filed with the United States Securities and Exchange Commission on 20 July 2005. We have not been concerned with investigating or verifying the facts set out in the Registration Statement.

For the purposes of this opinion, we have examined copies of the following documents:

1.	the form of senior indenture filed as Exhibit 4.1 to the Registration Statement, to be entered into between the Company and Deutsche Bank Trust Company Americas (the “RDS Senior Indenture”);

2.	the form of subordinated indenture filed as Exhibit 4.2 to the Registration Statement, to be entered into between the Company and Deutsche Bank Trust Company Americas (the “RDS Subordinated Indenture” and, together with the RDS Senior Indenture, the “RDS Indentures”);

3.	the form of senior indenture filed as Exhibit 4.3 to the Registration Statement, to be entered into between Shell Finance, the Company and Deutsche Bank Trust Company Americas (the “Shell Finance Senior Indenture”) including the guarantee to be given by the Company (the “RDS Senior Guarantee”);

4.	the form of subordinated indenture filed as Exhibit 4.4 to the Registration Statement, to be entered into between Shell Finance, the Company and Deutsche Bank Trust Company Americas (the “Shell Finance Subordinated Indenture” and, together the Shell Finance Senior Indenture, the “Shell Finance Indentures” and, together with the RDS Indentures, the “Indentures”) including the guarantee to be given by the Company (the “RDS Subordinated Guarantee” and, together with the RDS Senior Guarantee, the “Guarantees”);

5.	the form of senior debt security of the Company filed as Exhibit 4.5 to the Registration Statement;

6.	the form of subordinated debt security of the Company filed as Exhibit 4.6 to the Registration Statement;

7.	the form of senior debt security of Shell Finance filed as Exhibit 4.7 to the Registration Statement;

8.	the form of subordinated debt security of Shell Finance filed as Exhibit 4.8 to the Registration Statement;

9.	the form of Articles of Association of the Company, filed as Exhibit 4.11 to the Registration Statement;

10.	the form of Memorandum of Association of the Company, filed as Exhibit 4.12 to the Registration Statement;

11.	a copy of a certificate of the Company Secretary of the Company dated 19 July 2005 and the documents annexed thereto;

12.	copies of the certificate of incorporation of the Company and the certificate of incorporation on change of name and re-registration as a public company of the Company; and

13.	the entries shown on the CH Direct print out obtained by us from the Companies House database on 19 July 2005 of the file of the Company maintained at Companies House (the “Company Search”).

This letter sets out our opinion on certain matters of English law as at today’s date. We have not made any investigation of, and do not express any opinion on, any other law. This letter is to be governed by and construed in accordance with English law.

For the purposes of this letter, we have assumed each of the following:

(A)	All signatures are genuine;

(B)	The conformity to original documents of all copy documents examined by us;

(C)	That the Indentures and the Guarantees will have been duly executed and delivered by the parties thereto in the form examined by us (subject to any minor amendment having no bearing on our opinion set out in this letter);

(D)	The accuracy and completeness of the statements made in the certificate of the Company Secretary of the Company referred to in paragraph 11 above;

(E)	That (1) the information disclosed by the Company Search and by our telephone search of 19 July 2005 of the Central Registry of Winding-Up Petitions in relation to the Company was complete, accurate and up to date as at the date of the Company Search and has not since then been altered or added to, (2) no petition for an administration order in respect of the Company has been presented in any court in England and Wales and (3) the Company Search and the telephone search did not fail to disclose any information relevant for the purposes of this opinion. It should be noted that the searches are not capable of revealing whether or not a petition for winding-up or administration has been presented in a County Court or District Registry or the High Court of Justice; notice of a winding-up or administration order made or winding-up resolution passed or receiver appointed may not be filed at Companies House immediately. However, the certificate of the Company Secretary referred to in paragraph 11 above confirms that to the Secretary’s knowledge, no such event had occurred as at 19 July 2005;

(F)	The debt warrant agreements relating to the Debt Warrants, the Indentures, the Guarantees, the RDS Debt Securities and the Debt Warrants will be valid and binding on the parties under the laws of the State of New York (“New York law”) by which law the Indentures, the Guarantees and the RDS Debt Securities are expressed to be governed;

(G)	The equity warrant agreements relating to the Equity Warrants and the Equity Warrants will be governed by English law;

(H)	The Debt Securities will be duly issued, authenticated and delivered in accordance with the provisions of the relevant Indenture;

(I)	That no law of any jurisdiction outside England and Wales would render such issue, authentication or delivery illegal or ineffective and that, insofar as any obligation under the Indentures, the Guarantees or the RDS Debt Securities is performed in, or is otherwise subject to, any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;

(J)	That the aggregate initial offering price of all Debt Securities, Warrants or Shares issued will not exceed the amount to be registered as set forth in the Registration Statement or in any additional registration statement filed pursuant to Rule 462(b) under the Securities Act, that each Debt Security will be in the form set out in the relevant Indenture and will be subject to the terms and conditions of that Indenture;

(K)	That the issuance of any Debt Securities, Warrants or Shares will not cause the Company or its directors to be in default under article 107 of the Company’s Articles of Association;

(L)	That the Indentures, the Guarantees and the RDS Debt Securities will have been entered into by the Company in good faith and in furtherance of the Company’s objects under its Memorandum of Association;

(M)	That the Indentures, the Guarantees and the RDS Debt Securities are in the best interests and to the advantage of the Company;

(N)	That the terms and conditions applicable to the Debt Securities, Warrants and Shares will not be inconsistent with the Registration Statement;

(O)	That, in respect of each issue of Shares and of Equity Warrants, the Company will have sufficient authorised but unissued share capital and the directors of the Company will have been granted the necessary authority to allot the relevant Shares or Equity Warrants and will have resolved to allot the relevant Shares or Equity Warrants; and

(P)	That the Indentures, the Guarantees and the RDS Debt Securities have the same meaning and effect as if they were governed by English law.

Based on and subject to the foregoing, and subject to any matters not disclosed to us, we are of the opinion that:

1.	The Company is a public company limited by shares duly incorporated under the laws of England and Wales and is a validly existing company.

2.	The debt warrant agreements relating to the Debt Warrants, the Debt Warrants, the Indentures, the Guarantees and the RDS Debt Securities have been duly authorised by the Company.

3.	The signing and delivery of the Indentures, the Guarantees and the RDS Debt Securities by the Company and the exercise of its rights and the performance of its obligations under the Indentures, the Guarantees and the RDS Debt Securities are not prohibited by the Memorandum of Association and Articles of Association of the Company.

4.	On the assumption that the debt warrant agreements relating to the Debt Warrants, the Indentures, the Guarantees, the RDS Debt Securities and the Debt Warrants will, when executed and delivered, create valid and binding obligations of the parties under New York law, English law will not prevent any provision of the debt warrant agreements relating to the Debt Warrants, the Indentures, the Guarantees, the RDS Debt Securities or the Debt Warrants from, when executed and delivered, being valid and binding obligations of the Company.

5.	When (i) the equity warrant agreements relating to the Equity Warrants and the Equity Warrants have been duly authorised, executed and delivered and (ii) the terms of the Equity Warrants and of their issuance and sale have been duly established in conformity with the Company’s Memorandum of Association and Articles of Association and so as not to violate any applicable law or breach of any agreement binding on the Company, the Equity Warrants will constitute valid and binding obligations of the parties under English law.

6.	When the Shares are issued and delivered against full payment therefor as contemplated in the Registration Statement and in conformity with the Company’s Memorandum of Association and Articles of Association and so as not to violate any applicable law, such Shares will have been duly issued and fully paid and no further contribution in respect thereof will be required to be made to the Company by the holders thereof, by reason solely of their being such holders.

7.	The statements in the Registration Statement in the third, fourth and fifth paragraphs of the section headed “Enforceability of Certain Civil Liabilities” insofar as they refer to statements of law or legal conclusions, in all material respects present fairly the information shown.

Our reservations are as follows:

I.	Undertakings, covenants and indemnities contained in the debt warrant agreements relating to the Debt Warrants, the equity warrant agreements relating to the Equity Warrants, the Indentures, the Guarantees, the RDS Debt Securities and the Warrants may not be enforceable before an English court insofar as they purport to require payment or reimbursement of the costs of any unsuccessful litigation brought before an English court.

II.	Insofar as any obligation under the debt warrant agreements relating to the Debt Warrants, the equity warrant agreements relating to the Equity Warrants, the Indentures, the Guarantees, the RDS Debt Securities or the Warrants is to be performed in any jurisdiction other than England and Wales, an English court may have to have regard to the law of that jurisdiction in relation to the manner of performance and the steps to be taken in the event of defective performance.

III.	We express no opinion as to whether specific performance, injunctive relief or any other form of equitable remedy would be available in respect of any obligation of the Company under or in respect of the debt warrant agreements relating to the Debt Warrants, the equity warrant agreements relating to the Equity Warrants, the Indentures, the Guarantees, the RDS Debt Securities or the Warrants.

IV.	The obligations of the Company under or in respect of the debt warrant agreements relating to the Debt Warrants, the equity warrant agreements relating to the Equity Warrants, the Indentures, the Guarantees, the RDS Debt Securities and the Warrants will be subject to any law from time to time in force relating to liquidation or administration or any other law or legal procedure affecting generally the enforcement of creditors’ rights.

V.	In our opinion under English law there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the United States Federal or State securities laws.

VI.	Our opinion in paragraph 7 above is based upon existing statutory, regulatory and judicial authority, all of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the offering of the securities being registered on the Registration Statement, or any inaccuracy in the statements upon which we have relied, may affect the continuing validity of our opinion in paragraph 7 above. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this opinion therein and to the references to us under the headings “Enforceability of Certain Civil Liabilities”, “Taxation” and “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the United States Securities and Exchange Commission promulgated thereunder. This opinion is being provided to the Company in connection with the Registration Statement and may not be reproduced, quoted, summarised or relied upon by any other person or for any other purpose without our express written consent.

Yours faithfully

/s/ Slaughter and May